                                                                 EXHIBIT 10.35

                         FORM OF TENET/NEWCO AGREEMENT
                         -----------------------------

     This Tenet/NewCo Agreement (the "Agreement") is made and entered into as of
                                      ---------
____ , 1999 (the "Effective Date") by and among Tenet HealthSystem Medical,
                  --------------
Inc., a Delaware corporation ("Tenet"), Tendex, Inc., a Delaware corporation
                               -----
("NewCo"), Promedix.com, Inc., a Delaware corporation ("Promedix"), and Chemdex
  -----                                                 --------
Corporation, a Delaware corporation ("Chemdex").
                                      -------

                                  BACKGROUND
                                  ----------

     Tenet and Chemdex have entered into a joint venture agreement to create NewCo for the purpose of providing a WWW (defined below) marketplace for the sale of commodity healthcare products. Tenet operates a group purchasing program which negotiates group purchasing prices and terms for the benefit of both Tenet-owned and non-Tenet-owned health care providers. Promedix operates a platform for researching and obtaining specialty medical products. The parties desire to set forth the terms and conditions under which Tenet's group purchasing members will purchase products from Tenet's group purchasing suppliers and distributors via NewCo's online platform. In addition, the parties desire to set forth the terms and conditions under which Promedix will provide certain integration and training services to Tenet organizations, in consideration for which members of Tenet's group purchasing organization will purchase certain products from Promedix.

                                   AGREEMENT
                                   ---------

     In consideration of the agreements contained herein, the parties agree as follows:

     1.   Definitions.
          -----------

          "Administrative Fees" means the administrative fees and discounts
           -------------------
which Tenet receives from Tenet Suppliers for products purchased from such Tenet Suppliers by Members.

          "Confidential Information" of a party means any information disclosed
           ------------------------
by that party to another party pursuant to this Agreement, and which the disclosing party does not specifically identify in writing as non-confidential to the receiving party, including, but not limited to, that which relates to patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, software (including source and object code), hardware configuration, computer programs, algorithms, regulatory information, medical reports, clinical data and analysis, business plans, agreements with third parties, services, customers, marketing or finances of the disclosing party.

          "Cost" means the fully loaded cost of providing a service, product, or
           ----
technology, taking into account such factors as (a) labor, travel, insurance, benefits, tax, and training expenses for consultants and employees, (b) overhead allocations (including, without limitation, rent, lease, equipment, and related infrastructure expenses), and (c) other factors mutually agreed upon by the parties.

          "Exclusive Field of Use" means developing, hosting, and commercially
           ----------------------
exploiting a WWW-based system for the sale of healthcare products to any healthcare group purchasing organization or purchasing aggregator, hospital, multi-hospital system or network, long-term care facility, retail pharmacy, physician office, outpatient clinic, or drug and chemical dependency center.


* Confidential Treatment Requested. Bolded and Bracketed portions have been ommitted and have been filed separately with the SEC.

          "Intellectual Property Rights" means all of the following: (a)
           ----------------------------
patents, patent applications and related patent rights, including but not limited to divisions, continuations, continuations in-part, renewals, reissues and extensions thereof; (b) rights associated with works of authorship including moral rights, copyrights, registrations and applications therefor, mask work rights, mask work applications and mask work registrations; (c) rights relating to the protection of trade secrets and confidential information; and (d) rights relating to the protection of trademarks or trade names.

          "Member" means a health care provider for which Tenet acts as an agent
           ------
to negotiate terms of purchase for healthcare products from Tenet Suppliers. A list of Members as of the Effective Date shall be provided separately to all parties.

          "Milestone Completion Date" means the date, with respect to each
           -------------------------
Member, on which Promedix has completed the integration services which Promedix agrees to provide to each such Member in accordance with Section 3(a) below.

          "NewCo Marketplace" means NewCo's WWW platform (including, without
           -----------------
limitation, buyer and supplier applications) for the sale of Routine Products.

          "Non-Tenet Participant" means a Member which is not a Tenet
           ---------------------
Participant.

          "Promedix Commerce Site" means Promedix's WWW platform for the sale of
           ----------------------
Promedix Products.

          "Promedix Products" means healthcare products (a) which are not
           -----------------
Routine Products or (b) are products from contracted suppliers that choose to use Promedix's services.

          "Routine Products" means healthcare products which are (a) stock or
           ----------------
(b) that Tenet has under contract.

          "Services" means the services Promedix provides pursuant to Exhibit B.
           --------                                                   ---------

          "Supplier Agreement" means an agreement between Tenet and Tenet
           ------------------
Suppliers for the sale of healthcare products to Members.

          "Tenet GPO" means Tenet's group purchasing program which negotiates
           ---------
group purchasing agreements for prices and terms for the benefit of Members.

          "Tenet Participant" means a Member owned, operated, leased, or managed
           -----------------
by Tenet, Tenet's parent company, or one of its subsidiary companies.

          "Tenet Supplier" means a supplier or distributor which agrees to
           --------------
provide products and services to Members.

          "WWW" means the World Wide Web.
           ---

     2.   Tenet GPO Fees and Administration.
          ---------------------------------

          (a) Assignment of Administrative Fees.  After the NewCo Marketplace is
              ---------------------------------
commercially available, and in consideration for the provision of such NewCo Marketplace by NewCo, Tenet will assign to NewCo one hundred percent (100%) of the Administrative Fees earned by Tenet from vendors and distributors, under the terms and conditions of its Supplier Agreements with such distributors and vendors, with respect to all transactions conducted through the NewCo Marketplace. After receiving such Administrative Fees, NewCo shall pay to each Member the percentage of the Administrative Fee, if any, due to such Member in accordance with the Member agreement in effect between Tenet and such Member. Tenet shall provide NewCo with a list of all Tenet Suppliers as of the Effective Date, as well as the Administrative Fees which Tenet receives from such Tenet Suppliers, within thirty (30) days after the Effective Date. In addition, Tenet shall provide NewCo with a list of all Members as of the Effective Date, as well as the percentage of the Administrative Fee due to such Member, within thirty (30) days after the Effective Date. Tenet shall notify NewCo in writing of any changes to such lists on the first day of each calendar month during the term of this Agreement. Tenet warrants and represents that is has the right to assign the Administrative Fees to NewCo as set forth hereunder, and that such assignment, and the payment by NewCo of Administrative Fees to Members, will not breach Tenet's agreements with its Members or Suppliers.

          (b) Reports. Within thirty (30) days after the end of each month,
              -------
NewCo will send a report to Tenet which sets forth (a) the aggregate purchases of each Member through the NewCo Marketplace during such month and (b) the Administrative Fees which accrued to NewCo during such month, calculated in accordance with the rates set forth in the lists provided to NewCo by Tenet in accordance with Section 2(a) above.

          (c) Administration.  NewCo will provide certain administrative
              --------------
services to Tenet in connection with the Tenet GPO as set forth on Exhibit A
                                                                   ---------
hereto.

     3.   Promedix Obligations to Tenet.  Promedix will use commercially
          -----------------------------
reasonable efforts to (a) provide integration services to Members as set forth on Exhibit B hereto and (b) provide education and training programs to Members
   ---------
as set forth on Exhibit B hereto.
                ---------

     4.   Purchases through Promedix Commerce Site.
          ----------------------------------------

          (a) Payments for Services.  Tenet will pay all Costs which Promedix
              ---------------------
reasonably incurs in providing Services to Tenet Participants hereunder.

          (b) Exclusive Supplier. Subject to the provisions of this Section
              ------------------
4(b), Tenet will ensure that, after the Milestone Completion Date applicable to each Member, such Member will purchase its Promedix Product requirements (provided such products are offered for sale through the Promedix Commerce Site) exclusively through the Promedix Commerce Site. Notwithstanding the foregoing:

              (i) any Member will not be obligated to purchase its Promedix Product requirements through the Promedix Commerce Site and will have the right to purchase its Promedix Product requirements from third parties after the applicable Milestone Completion Date if such Member can obtain such products at lower prices through such third party supplier; and

              (ii) Promedix acknowledges that Tenet is currently under agreements with distributors for healthcare products. In the event of a product source conflict between Promedix and one of these distributors over a product currently available through such distributors, then Tenet reserves the right to select the source for the term of those existing agreements.

     This Agreement is not contemplated to change Tenet's traditional business practices through existing distributors including with respect to extensions or renewals or future contracts, or require that Tenet breach any of its current distributor agreements. However, Tenet agrees that it will not add to its contracts with distribution-contracted vendors, companies or products that compete with Promedix.

     The provisions of this Section 4(b) shall remain in effect for a period of [*]; provided that the provisions may be extended for an additional period of [*] upon the mutual consent of Tenet and Promedix.


          (c) Purchases through the Promedix Commerce Site.  Members will
              --------------------------------------------
purchase products through the Promedix Commerce Site in accordance with a Supplier Agreement which Tenet and Promedix will negotiate in good faith and will use commercially reasonable efforts to enter into promptly after the Effective Date.

          (d) Introduction to Suppliers.  Upon Promedix's request, Tenet will
              -------------------------
use its commercially reasonable efforts to introduce Promedix to suppliers of Specialty Products, and to encourage such suppliers to make their products available for sale through the Promedix Commerce Site.

          (e) Technology Exclusivity.  For a period of [*] after the Effective
              ----------------------
Date, Tenet shall not collaborate with, work with, or assist, directly or indirectly in any way, any third party to sponsor, co-develop, make or otherwise support any technology or business in the Exclusive Field of Use.

          (f) Other.  Tenet will draft and forward a communication to Suppliers
              -----
encouraging them to enter into a contract with Promedix for the sale of their products through the Promedix Commerce Site. Tenet will furnish full-time office space (cubicle) to one Promedix liason. Tenet will allow Promedix to display its technology to the Tenet executive committee.

     5.   Payment Terms.
          -------------

          (a) Due Dates.  Except as otherwise explicitly set forth in this
              ---------
Agreement, all payments due hereunder shall be made within thirty (30) days after the date of invoice.

          (b) Late Fees.  All amounts not paid on a timely basis as required by
              ---------
this Agreement shall be subject to a late charge equal to [*] per month (or, if less, the maximum allowed by applicable law).

          (c) Taxes. All payments required by this Agreement are exclusive of
              -----
all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which the payor will be responsible for and will pay in full, except for taxes based on the payee's net income.

          (d) Audits. Each party will maintain accurate records with respect to
              ------
payments due under this Agreement and methodology used to calculate payment due. Each party may, upon no less than thirty (30) days prior written notice to another party which owes such party payments hereunder,

________________

* Confidential Treatment Requested
cause an independent Certified Public Accountant to inspect all relevant records of such other party upon which the calculation of such payments are based during normal business hours and without unreasonable disruption to such other party's business. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by the auditing party unless the payments made to the auditing party are determined to have been less than ninety percent (90%) of the payments actually owed to the auditing party, in which case the other party will be responsible for the payment of the reasonable fees for such inspection. In addition, the other party shall immediately remit payment to the auditing party for the full amount of any disclosed shortfalls. The audit rights set forth herein shall continue for one (1) year following the termination of this Agreement for any reason. No such audit may occur more than once a year during the term of this Agreement.

     6.   Proprietary Rights.  Promedix and Tenet acknowledge and agree that
          ------------------
Promedix owns all right, title, and interest, including without limitation all Intellectual Property Rights therein, to the Promedix Commerce Site, including, without limitation, all modifications, extensions, and enhancements to such Promedix Commerce Site made by Promedix for Members pursuant to this Agreement.

     7.   Confidentiality.
          ---------------

          (a) Nondisclosure.  Each party shall treat as confidential all
              -------------
Confidential Information of the other parties, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other parties under this Agreement. Each party shall promptly notify the applicable party of any actual or suspected misuse or unauthorized disclosure of such other party's Confidential Information.

          (b) Exceptions.  Notwithstanding the above, no party shall have
              ----------
liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;
(iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information, as demonstrated by files created at the time of such independent development; (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

          (c) Return of Confidential Information.  Upon expiration or
              ----------------------------------
termination of this Agreement, upon the request of the disclosing party, each party shall return or destroy all Confidential Information received from the other parties.

          (d) Remedies.  Any breach of the restrictions contained in this
              --------
Section 7 is a breach of this Agreement which may cause irreparable harm to the nonbreaching party. Any such breach shall entitle the nonbreaching party to injunctive relief in addition to all legal remedies.

          (e) Confidentiality of Agreement.  Each party shall be entitled to
              ----------------------------
disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction; or (vii) as mutually agreed upon by the parties.

     8.   Disclaimer. EXCEPT AS OTHERWISE EXPLICITLY SET FORTH IN THIS AGREEMENT
          ----------
EACH PARTY PROVIDES THE PRODUCTS AND SERVICES HEREUNDER "AS IS", AND EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, CONTRACTUAL OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF
MERCHANTABILITY, NONINFRINGEMENT  OR FITNESS FOR A PARTICULAR PURPOSE.

     9.   Term and Termination.
          --------------------

          (a) Term.  This Agreement shall be effective from the Effective Date
              ----
and shall continue in effect for a period of fifteen (15) years unless terminated earlier pursuant to the provisions of Section 9(b).

          (b)  [Intentionally left blank]

          (c) Effect of Termination.  The provisions of Sections 1, 5, 6, 8,
              ---------------------
9(c), 10, and 11 of this Agreement, and all payment obligations incurred prior to termination, shall survive the termination of this Agreement for any reason. The provisions of Section 7 of this Agreement shall survive the termination of this Agreement for a period of three (3) years. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     10.  Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE
          -----------------------
OTHERS FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES, LOST PROFITS, OR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE OR STRICT LIABILITY), ARISING OUT OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNTS PAYABLE HEREUNDER ARE BASED IN PART UPON THESE LIMITATIONS, AND FURTHER AGREES THAT THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     11.  Miscellaneous.
          -------------

          (a) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
or waived only with the written consent of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

          (b) Successors and Assigns.  No party shall assign any of its rights,
              ----------------------
obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other parties; provided, however, that any party shall have the right to assign its rights, obligations and privileges hereunder, upon thirty (30) days prior written notice to the other parties, to a merger partner, successor in business or acquirer of all or substantially all of such party's business or assets without obtaining consent from the other parties to such assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under this Agreement, except as expressly provided in this Agreement.

          (c) Governing Law.  This Agreement and all acts and transactions
              -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, United States of America, without giving effect to principles of conflicts of law or to the Convention on Contracts for the International Sale of Goods.

          (d) Jurisdiction.  The parties consent to the exclusive jurisdiction
              ------------
and venue of the state and federal courts of Santa Clara County, California.

          (e) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (f) Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (g) Notices.  Any notice required or permitted by this Agreement shall
              -------
be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or electronic mail, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

    Chemdex:                           NewCo:

    Chemdex Corporation                    c/o Tenet HealthSystem Medical, Inc.
    1500 Plymouth Street                   3820 State Street
    Mountain View, CA 94043                Santa Barbara, CA 93105
    Fax:  (650) 567-8950                   Fax:  (805) 563-7070
    Attn: Dave Perry                       Attn: Jeffrey C. Barbakow

    Promedix:                          Tenet:

    Promedix.com, Inc.                     Tenet HealthSystem Medical, Inc.
    488 East Winchester Avenue             3820 State Street
    Salt Lake City, UT 84107

    Fax:  (801) 261-7475                  Santa Barbara, CA 93105
    Attn: William C. Klintworth, Jr.
                                          Fax:  (805) 563-7070

                                          Attn: Jeffrey C. Barbakow

          (h) Severability.  If one or more provisions of this Agreement are
              ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (i) Independent Contractor.  No party shall, for any purpose, be
              ----------------------
deemed to be an agent of any other party and the relationship between the parties shall only be that of independent contractors. No party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of any other party, whether express or implied, or to bind any other party in any respect whatsoever.

          (j) Force Majeure.  In the event that any party is prevented from
              -------------
performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any Act of God, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, material unavailability, or any other cause beyond the reasonable control of the party invoking this Section, and if such party shall have used its best efforts to mitigate its effects, such party shall give prompt written notice to the other parties, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

          (k) Entire Agreement.  This Agreement (as amended pursuant to Section
              ----------------
11(a)) constitutes the entire agreement of the parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

          (l) Advice of Legal Counsel.  Each party acknowledges and represents
              -----------------------
that, in executing this Agreement, it has had the opportunity to seek advice regarding its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     The parties have executed this Agreement as of the date first set forth above.

TENET HEALTHSYSTEM MEDICAL, INC.     TENDEX, INC.


By:____________________________      By:_______________________________


Name:__________________________      Name:_____________________________


Title:_________________________      Title:____________________________


PROMEDIX.COM, INC.                   CHEMDEX CORPORATION


By:____________________________      By:_______________________________


Name:__________________________      Name:_____________________________


Title:_________________________      Title:____________________________

                                   EXHIBIT A

                            TENET GPO ADMINISTRATION


A.   NewCo Management Services.

     In connection with NewCo's provision of technology to enable Tenet Suppliers and Members to conduct online purchase and sale transactions through the NewCo Marketplace, Tenet desires to engage NewCo to perform the functions and to provide the services described in this Exhibit A with respect to Non-
                                              ---------
Online Transactions which occur after the Effective Date hereof as more particularly described below. For purposes of this Exhibit A, "Online
                                                    ---------   ------
Transactions" shall refer to purchases of products by Members from Tenet
------------
Suppliers via the NewCo Marketplace, and "Non-Online Transactions" shall refer
                                          -----------------------
to all other purchases of products by Members from Tenet Suppliers.

     1. Duties of NewCo. NewCo agrees to conduct, supervise and effectively manage the day-to-day Non-Online Transaction business affairs of the Tenet GPO as reasonably requested by Tenet during the term of this Agreement, including the provision of all personnel reasonably required to accomplish this undertaking. Any powers not specifically delegated or granted by Tenet to NewCo will remain with Tenet. NewCo shall use all reasonable commercial efforts to implement the Tenet GPO's policies and directives with the goal of causing the Tenet GPO to provide quality group purchasing organization services to Members consistent with the policies and directives set by Tenet, the financial resources available to the Tenet GPO, the competitive marketplace in which the Tenet GPO operates, Medicare reimbursement and other laws and, ultimately migrate Non-Online Transactions to Online Transactions. In the absence of such oral or written policies or standards, NewCo shall be expected to exercise its reasonable judgment in its management activities and to conduct such management activities according to the same standards by which it governs its own affairs. A description of certain of the management services to be provided by NewCo are set forth on Attachment A hereto. Without limiting the generality of the
             ------------
services described herein, such management services shall include personnel administration, maintenance of accounting and financial, as required, payment of accounts, including administrative fees, on behalf of the Tenet GPO to Members, depositing funds in accounts designated by Tenet, preparation of an annual business plan for the Tenet GPO including a Tenet GPO budget, marketing services, legal services and pursuit and negotiation of vendor and member agreements on the Tenet GPO behalf, all as reasonably required by Tenet.

     2. Term. Notwithstanding Section 9 of the Agreement, the term of the management services described on this Exhibit A shall commence on ___________,
                                      ---------
1999 (the "Commencement Date") and unless sooner terminated as provided herein,
           -----------------
shall continue for as long as the Tenet GPO shall operate as a group purchasing organization conducting Non-Online Transactions or until such time as Tenet, upon 180 days prior notice to NewCo, because of a general reduction in Non-Online Transactions, no longer requires such management services.

     3. Retention of Authority. Throughout the term of the provision of the management services described herein, Tenet shall retain all authority and shall exercise control over the business, policies, operation, and assets of the Tenet GPO. NewCo shall perform the services described in this Agreement in accordance with the reasonable policies and directives of Tenet as may be from time to time provided to it, including approval of vendor and distributor agreements. By entering into this agreement, Tenet does not delegate to NewCo any of the powers, duties, and responsibilities vested in Tenet by the bylaws of Tenet. In matters pertaining to the Tenet GPO, NewCo may rely on, assume the

* Confidential Treatment Requested. Bolded and Bracketed portions have been omitted and have been filed separately with the SEC.

validity of communications from, and report to Barry Schochet, his designee or such other person designated by Tenet.

     4. Standards of Performance. Tenet acknowledges that, while NewCo shall expend its commercially reasonable efforts in performing its obligations under this agreement, NewCo does not guarantee any particular results. NewCo shall act in good faith and with professionalism to assist Tenet in the provision of quality services.

     5. Management Fee and Expenses. In exchange for NewCo's services rendered to Tenet under the terms of this Exhibit A, Tenet shall pay NewCo the
                                          ---------
following amounts:

     a.   Management Fee.  On or before the tenth (10th) day of each calendar
          --------------
month during the term of this Exhibit A, commencing with the second such month,
                              ---------
and continuing on or before the tenth (10th) day of each calendar month thereafter until the month following the expiration or earlier termination of this agreement, NewCo shall provide Tenet with an itemization of Costs attributed to the provision of management services described herein. Within twenty (20) days of Tenet's receipt of such itemization of Costs, Tenet shall pay to NewCo NewCo's Cost, as defined herein, of providing the management services described herein. NewCo's Cost of providing the management services shall be subject to audit in accordance with Section 5(d).

     b.   Reimbursement of Expenses.  In addition to the compensation paid to
          -------------------------
NewCo pursuant to Section 5(a) above, Tenet shall reimburse NewCo for reasonable amounts advanced by NewCo on behalf of Tenet. NewCo shall provide Tenet with itemized and documented statements of such amounts no later than the tenth
(10th) day of the month after such expenses were incurred. Subject to the foregoing, Tenet shall reimburse NewCo no later than twenty (20) days after receipt of such itemized statement.

     6. Duty to Cooperate. The parties acknowledge that the parties' mutual cooperation is critical to the ability of NewCo to perform its duties hereunder successfully and efficiently. Accordingly, each party agrees to cooperate with the other fully in formulating and implementing goals and objectives which are reasonably necessary for the operation of the Tenet GPO.

     7. Confidentiality. Each party shall protect the Confidential Information of the other party in accordance with Section 7 of the Agreement.

     8. Communications and Reports. NewCo shall present to Tenet periodic written progress reports summarizing NewCo's management actions and results, and such other written reports as Tenet reasonably considers appropriate to keep it informed as to the status and condition of the operation of the Tenet GPO.

     9. Annual Budget. Within ninety (90) days of the end of each calendar year, NewCo shall prepare and submit to Tenet a budget for providing the management services described herein for the coming year. Tenet shall have forty-five (45) days from its receipt of the proposed budget to approve or disapprove such proposed budget. If Tenet accepts the budget, it will constitute the budget for management fees and expenses for the coming year. If Tenet rejects the proposed budget, the parties will meet, as soon as is reasonably practicable, and make a good faith attempt to resolve the disputed items in the budget. In the event the parties are unable to resolve the disputed items, the parties will utilize the budget for the preceding year as the budget for the coming calendar year. For the first calendar year of this agreement the budget will be equal to the Tenet GPO's departmental budget for Tenet's current fiscal year.

     10. Insurance. NewCo shall purchase and maintain throughout the term of this Exhibit insurance with responsible companies for risks and in amounts as are commercially reasonable and agreed to by the parties naming Tenet as an additional insured.

     11.  Termination.  Notwithstanding Section 9 of the Agreement, this Exhibit
                                                                         -------
A may be terminated by either Tenet or NewCo:
-

     a. If a party shall default in the performance of any material covenant, agreement, term or provision of this Exhibit to be kept, observed or performed by such party and such default shall not be cured for a period of sixty (60) days after written notice is given to the defaulting party stating the specific default.

     b.   If the Tenet GPO ceases operation.

     c. If either Tenet or NewCo shall do any of the following: apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due; make a general assignment for the benefit of creditors, file a petition or an answer seeking organization or arrangement with creditors; take advantage of any insolvency law; or, if an order, judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor, adjudicating the party bankrupt or insolvent or approving a petition seeking reorganization of a party or appointing a receiver, trustee or liquidator of all or a substantial part of its assets.

     12. Indemnification. To the extent not otherwise covered by insurance, Tenet and NewCo shall each indemnify and hold the other party and its employees and agents harmless from any and all loss, liability or damage, of any kind whatsoever, including, but not limited to, attorneys' fees and court costs arising out of, or in any manner occasioned by, breach by a party, its agents, employees, servants or subcontractors, of any covenant and/or condition of this Exhibit, or by the negligence, improper conduct or intentional acts or omissions of a party, its agents, employees, servants or subcontractors.

                                 Attachment A

                                   Services

 .    NewCo will perform all corporate Material Resource Management functions for the Tenet GPO, including providing oversight for IMMS and strategic directions related to operations and utilization programs

 .    NewCo will oversee and manage all Tenet GPO functions including:
          -Negotiation and management of supply and service agreements -Recruiting and managing all aspects of Tenet GPO affiliate relationships
          -Marketing and recruiting new internet customers wanting to access the
           NewCo Marketplace
          -Serving as the technology liason to Chemdex
          -Collection and disbursement of administrative fees, rebates, and transaction fees

* Confidential Treatment Requested. Bolded and Bracketed portions have been omitted and have been filed separately with the SEC.

                                   EXHIBIT B

                   SERVICES PROVIDED BY PROMEDIX TO MEMBERS

1.   Integration Services.
     --------------------

Promedix will integrate with Tenet members and participants enterprise systems. This will include the following steps:

     1)   Identifying system requirements
     2)   Mapping necessary information interchange between systems
     3)   Define systems requirements between systems
     4)   Beta testing system integration
     5)   Launch system integration


1.   Training Services.
     -----------------

Promedix will provide some training services to Tenet in order to drive adoption. This will include the following:

     1)   Product company launch event
     2)   On site end user training
     3)   Train -the- trainer course
     4)   On site administrator training course
     5)   Computer demo training courses